EXHIBIT 10.5
FOURTH AMENDMENT TO CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 8, 2005, is by and among MediaNews Group, Inc. (the “Borrower”), the guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders parties hereto and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS
     A. The Borrower, the Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent entered into that certain Credit Agreement dated as of December 30, 2003, as amended pursuant a First Amendment to Credit Agreement dated as of January 20, 2004, as further amended pursuant a Second Amendment to Credit Agreement dated as of April 16, 2004, and as further amended pursuant a Third Amendment to Credit Agreement dated as of August 30, 2004 (as previously amended, the “Existing Credit Agreement”). Capitalized terms used herein which are not defined herein and which are defined in the Existing Credit Agreement shall have the same meanings as therein defined.
     B. The Borrower desires to refinance all outstanding Tranche C Term Loans under the Existing Credit Agreement with proceeds from (i) Tranche B Term Loans and (ii) Revolving Loans;
     C. Each Lender holding Tranche C Term Loans who executes and delivers this Amendment shall be deemed, upon the effectiveness of this Amendment, to have converted its Tranche C Term Loan Commitment and Tranche C Term Loans into a Tranche B Term Loan Commitment and Tranche B Term Loans in the same aggregate principal amount as such Lender’s outstanding Tranche C Term Loan Commitment and Tranche C Term Loans, respectively, as in effect as of the date hereof;
     D. Each Person who executes and delivers this Amendment as a lender other than pursuant to an exchange of Tranche C Term Loans described in Section 2.01(b) of the Existing Credit Agreement (as amended hereby), will make Tranche B Term Loans to the Borrower on the date hereof in an aggregate principal amount equal to the amount set forth opposite its name on Schedule 2.01 to the Existing Credit Agreement (as amended hereby) under the caption “Tranche B Term Loan Commitment”, the proceeds of which will be used by the Borrower, together with the Converted Tranche C Term Loans (as defined herein), to refinance in full the outstanding principal amount of Tranche C Term Loans;
     E. The Borrower has requested that the Lenders amend the Existing Credit Agreement (i) to effect the changes described above and (ii) to make other amendments as described herein; and
     F. The parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendments to Existing Credit Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended as follows:
     (A) The following definitions appearing in Section 1.01 of the Existing Credit Agreement are hereby amended and restated to read as follows:

     “Acquisition”, by any Person, means the acquisition by such Person (to the extent not constituting a capital expenditure), in a single transaction or in a series of related transactions, of (i) Capital Stock of another Person if, as a result of such acquisition, such Person becomes a Restricted Subsidiary, (ii) at least a majority of the Property of another Person, or (iii) at least a majority of a business unit of another Person, in each case, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
     “Applicable Rate” means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(c):

				Eurodollar Loans			Base Rate Loans
				Revolving			Revolving
				Loans and			Loans and
	Consolidated			Tranche A	Tranche	Tranche	Tranche A	Tranche	Tranche C
Pricing	Total Leverage	Commitment	Letters of	Term	B Term	C Term	Term	B Term	Term
Tier	Ratio	Fee	Credit	Loan	Loan	Loan	Loan	Loan	Loan
1	Less than 3.5x	0.25%	0.75%	0.75%	1.25%	n/a	0.00%	0.25%	n/a
2	Less than 4.5 to 1.0 but equal to or greater than 3.5 to 1.0	0.25%	0.875%	0.875%	1.25%	n/a	0.00%	0.25%	n/a
3	Equal to or greater than 4.5 to 1.0	0.375%	1.00%	1.00%	1.25%	n/a	0.00%	0.25%	n/a
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date such Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Leverage Ratio contained in such Compliance Certificate.
     “Consolidated Debt” means, at any time with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, Indebtedness as of such time minus cash and Cash Equivalents held at such time in excess of $2,000,000 (but, at any time after July 31, 2004, not more than $25,000,000 in the aggregate); provided, however, that (a) the Indebtedness in respect of the Airplane Debt, the Denver Synthetic Lease, the Salt Lake Printer Lease and the California Guaranty shall be excluded from Consolidated Debt so long as no event of default is continuing with respect to such Indebtedness (or, in the case of the California Guaranty, with respect to the Indebtedness Guaranteed thereby) and (b) the Denver Printer Debt shall be excluded from Consolidated Debt prior to the completion of the Denver Printer Consolidation.
     “Consolidated Operating Cash Flow” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the following, with respect to the immediately preceding four fiscal quarters of the Borrower for which the Required Financial Information has been delivered: (A) revenues minus (B) the sum of (i) cost of sales, (ii) management fees, (iii) regularly scheduled payments in respect of the Denver Synthetic Lease and (iv) selling, general and administrative expenses (other than non-cash expenses accrued under employee compensation and stock ownership plans and post-retirement executive medical plans) for such period plus (C) dividends or other distributions received in cash from any Person (other than a JOA or the Salt Lake Printer Entity) not constituting a Restricted Subsidiary hereunder for such period.
     “Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, any Person that becomes a Lender pursuant to Section 2.01(e) and their successors and assigns and, as the context requires, includes the L/C Issuers and the Swingline Lender.
     “Mandatorily Redeemable Stock” means, with respect to any Person, any share of such Person’s Capital Stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability of such Person (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock, but excluding (i) Qualified Capital Stock and (ii) any such Capital Stock of such Person so long as the terms thereof and of any security, instrument or other item of Indebtedness into which such Capital Stock may be converted do not require the payment, redemption, purchase or other retirement of any portion thereof, or do not provide for, or could not otherwise result in, the acceleration of any payment required to be made in respect thereof prior to a date that is 91 days after the Maturity Date (or such earlier date as all amounts under this Agreement have been paid in full and the Commitments have terminated); provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock (other than Mandatorily Redeemable Stock), and that is not convertible, puttable or exchangeable for Mandatorily Redeemable Stock or Indebtedness, will not be deemed to be Mandatorily Redeemable Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock (other than Mandatorily Redeemable Stock); provided further, however, that any Capital Stock that would not constitute Mandatorily Redeemable Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Borrower or any Restricted Subsidiary to redeem such Capital Stock upon the occurrence of a change of control occurring prior to the 91st day following the Maturity Date shall not constitute Mandatorily Redeemable Stock so long as the redemption of such Capital Stock is contractually subordinated to the prior payment in full of the Obligations in a manner reasonably satisfactory to the Administrative Agent.
     “Permitted Investments” means:
     (i) Investments in cash or Cash Equivalents;
     (ii) Money Market Investments;

     (iii) Investments in any Person that is a Loan Party (other than a Limited Guarantor) prior to giving effect to such Investment;
     (iv) to the extent not constituting an Acquisition, Investments in any Person that results in such Person becoming a Loan Party (other than a Limited Guarantor), provided that, prior to the making of any such Investment exceeding $10,000,000, the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment, and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information;
     (v) [Intentionally Omitted];
     (vi) Investments consisting of (a) non-cash consideration received in connection with any Voluntary Disposition pursuant to Section 8.06(d)(i) otherwise complying with the terms of this Agreement, (b) Capital Stock, obligations or securities received in connection with any Voluntary Disposition pursuant to Section 8.06(d)(ii) otherwise complying with the terms of this Agreement or (c) non-cash consideration received in connection with any exercise of a Permitted Option in respect of the Salt Lake Printer Entity or the K-T Printer Assets pursuant to Section 8.06(e) otherwise complying with the terms of this Agreement;
     (vii) Existing Investments;
     (viii) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments including under a plan of reorganization or other bankruptcy proceeding;
     (ix) loans and advances to directors, employees and officers of the Borrower and its Restricted Subsidiaries for bona fide business purposes not in excess of $10,000,000 in the aggregate at any one time outstanding;
     (x) Permitted Acquisitions;
     (xi) subject to compliance with Section 8.06(b), the Voluntary Disposition of assets of K-T or the Borrower or a Restricted Subsidiary to the Salt Lake JOA or the New Salt Lake JOA (or a Subsidiary thereof) and the Voluntary Disposition of the SLC Printing Press Assets by the Borrower or a Restricted Subsidiary to the Salt Lake Printer Entity;
     (xii) subject to compliance with Section 8.06(c), any Voluntary Disposition of all or substantially all of the Capital Stock or assets of Los

Angeles Daily News or Long Beach Publishing Company to the California Partnership (or a Subsidiary thereof);
     (xiii) Investments in Limited Guarantors, Restricted Subsidiaries that are not Guarantors, JOAs and the Salt Lake Printer Entity to the extent that such Investments are either (a) used to make capital expenditures that are included in calculations of Consolidated Capital Expenditures for all applicable periods, (b) financed with the proceeds of Indebtedness as described in clause (b) of the definition of “Consolidated Capital Expenditures” set forth in this Section 1.01 or (c) made with the Net Cash Proceeds of any JOA Asset Disposition in the JOA (or a Subsidiary thereof) making the JOA Asset Disposition;
     (xiv) other Investments (other than Investments specified in clauses (i) through (xiii) above and clause (xv) below) in an aggregate amount not exceeding $50,000,000 during any fiscal year, provided that, prior to the making of any such Investment exceeding $10,000,000, the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment (including a Default under Section 8.22), and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information; and
     (xv) Investments by the Borrower and its Restricted Subsidiaries during the Borrower’s fiscal year ended June 30, 2006 of (A) up to $24,000,000 in cash in a partnership or joint venture to be formed through the contribution of publications held by Eastern Colorado Publishing Company, and (B) up to $26,000,000 in a 5% limited partnership interest in Detroit Newspaper Partnership, L.P., a Delaware limited partnership, provided that, prior to the making of the Investment described in clause (A), the Borrower shall have provided to the Administrative Agent (a) a certificate of a Responsible Officer of the Borrower stating that (1) the representations and warranties in Article VI are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date) both immediately before and after giving effect to such Investment and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such Investment (including a Default under Section 8.22), and (b) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Investment on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information.
     “Permitted Restrictive Covenant” means (a) any covenant or restriction contained in any Loan Document; (b) any covenant or restriction contained in the 1999 Indenture, the 2003 Indenture, the Partnership Agreement or the Denver Acquisition Documents;

(c) any covenant or restriction binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Borrower if the same is not created in contemplation thereof; (d) any covenant or restriction of the type contained in Section 8.03 that is contained in any Contract evidencing or providing for the creation of or concerning Purchase Money Indebtedness so long as such covenant or restriction is limited to the property or asset purchased therewith and to fixed improvements thereafter erected on such property or asset; (e) any covenant or restriction described in Schedule 8.11, but only to the extent such covenant or restriction is there identified by specific reference to the provision of the Contract in which such covenant or restriction is contained; (f) any covenant, encumbrance or restriction existing under or by reason of (i) applicable Law, (ii) customary non-assignment provisions of any lease or other Contract governing a leasehold interest of the Borrower or a Restricted Subsidiary, (iii) except in respect of any Guarantor other than a Limited Guarantor, customary restrictions on the payment or making of dividends, distributions, transactions, loans, advances, investments and transfers to, in or with partners and other equity holders and their affiliates contained in agreements governing JOAs, shareholder agreements with minority shareholders and/or the Organizational Documents of such Person, provided that, in the case of restrictions on dividends and distributions of income, such restrictions are limited to requiring that certain minimum levels of capital be maintained for working capital purposes and to meet expenses, (iv) customary limitations on (A) the transferability of Investments in, and (B) the granting of Liens upon Investments in and properties of, JOAs, Limited Guarantors and Persons (including Subsidiaries) that are not Guarantors contained in agreements governing such Investments, shareholder agreements relating to such Investments and/or the Organizational Documents of such Persons, (v) customary restrictions on transfer of property or assets subject to a sale or option agreement entered into in compliance with this Agreement and (vi) restrictions on assignment of assets arising from Liens on such assets that are permitted under this Agreement; (g) in respect of any JOA, any covenant or restriction applicable to such JOA that is described on Schedule 8.22; or (h) any covenant or restriction that (i) is not more burdensome in any material respect than an existing Permitted Restrictive Covenant that is such by virtue of clause (b), (c), (d), (e), (f) or (g) of this definition, (ii) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.
     “Pro Forma Basis” means, for purposes of calculating (utilizing the principles set forth in Section 1.03(c)) compliance with each of the financial covenants set forth in Section 8.19 in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, “transaction” shall mean (a) any incurrence or assumption of Indebtedness as referred to in Section 8.01(h), (b) any Restricted Payment referred to in Section 8.04(g), (c) any Acquisition or any Investment of the type referred to in clause (iii), (iv), (xiv) or (xv) of the definition of “Permitted Investment” set forth in this Section 1.01, (d) any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary (in each case, as referred to in the definition of “Restricted Subsidiary”), (e) any Voluntary Disposition as referred to in Section 8.06(b), 8.06(c) or 8.06(d) or (f) any exercise of a Permitted Option in respect of the Salt Lake Printer Entity. In connection with any calculation of the financial covenants set forth in Section 8.19 upon giving effect to a transaction on a Pro Forma Basis:

     (i) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 8.01(h), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;
     (ii) for purposes of any such calculation in respect of any Acquisition or any Investment of the type referred to in clause (iii), (iv), (xiv) or (xv) of the definition of “Permitted Investment” set forth in this Section 1.01 or any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as referred to in the definition of “Restricted Subsidiary”), (A) any Indebtedness incurred or assumed by the Borrower or any Restricted Subsidiary (including the Person or assets acquired or the redesignated Subsidiary) in connection with such transaction and any Indebtedness of the Person or assets acquired (or of the redesignated Subsidiary) which is not retired in connection with such transaction (1) shall be deemed to have been incurred as of the first day of the applicable period and (2) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (B) income statement items (whether positive or negative) attributable to the Person or Property acquired (or to the redesignated Subsidiary) shall be included beginning as of the first day of the applicable period and (C) pro forma adjustments reflecting costs savings may be included to the extent that (1) such adjustments would give effect to events that are (x) directly attributable to such transaction and (y) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries, (2) such adjustments are approved by the Administrative Agent and (3) the aggregate amount of such pro forma adjustments do not exceed 10% of Consolidated Operating Cash Flow (as calculated on a Pro Forma Basis, without taking into account this clause (C), after giving effect to such transaction) at such time; and
     (iii) for purposes of any such calculation in respect of any Voluntary Disposition as referred to in Section 8.06(b), 8.06(c) or 8.06(d) or any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary (as referred to in the definition of “Restricted Subsidiary”) or any exercise of a Permitted Option in respect of the Salt Lake Printer Entity, (A) income statement items (whether positive or negative) attributable to the Person or assets disposed of (or to the redesignated Subsidiary) shall be excluded and (B) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period.
     “Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with (a) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.01(h), (b) any Restricted Payment as referred to in Section 8.04(g), (c) any Acquisition or any Investment of the type referred to in clause (iii), (iv), (xiv) or (xv) of the definition of “Permitted Investment” set forth in this Section 1.01, (d) any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary (in each case, as referred to in the definition of “Restricted Subsidiary”), (e) any Voluntary Disposition as referred to in Section 8.06(b),

8.06(c) or 8.06(d) or (f) any exercise of a Permitted Option in respect of the Salt Lake Printer Entity, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of each of the financial covenants in Section 8.19 as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.
     “Restricted Payment” means (a) any payment by the Borrower or any Restricted Subsidiary with respect to or on account of any of such Person’s Capital Stock, including any dividend or other distribution on, or any payment of interest on or principal of, any such Capital Stock, (b) any payment by the Borrower or any Restricted Subsidiary on account of the principal of or interest or premium, if any, on any Subordinated Debt (other than any regularly scheduled payment of interest thereon and any repayment of principal thereof upon the stated maturity thereof (subject to the subordination provisions applicable thereto)), (c) any payment by the Borrower or any Restricted Subsidiary on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, the Borrower’s Capital Stock or any Subordinated Debt or (d) any payment by the Borrower or any Restricted Subsidiary of premiums of life insurance policies on Permitted Holders as to which the Borrower or a Subsidiary is the beneficiary; provided, however, that the term “Restricted Payment” shall not include (i) the Refinancing of any Subordinated Debt with the proceeds of additional Subordinated Debt to the extent that (A) such Refinancing Subordinated Debt is subordinated on terms and conditions no less favorable in any material respect to the Lenders than the terms contained in the Subordinated Debt being Refinanced, (B) such Refinancing Subordinated Debt is binding only on the obligor or obligors under the Subordinated Debt so Refinanced, (C) the principal amount of the Refinancing Subordinated Debt does not exceed the principal amount of the Subordinated Debt so Refinanced plus any premium, “make-whole” amounts and penalties actually paid on the Subordinated Debt being Refinanced and all reasonable fees and expenses payable in connection with such Refinancing, (D) such Refinancing Subordinated Debt bears interest at a rate per annum not exceeding the rate borne by the Subordinated Debt so Refinanced except for any increase that is commercially reasonable at the time of such increase and (E) such Refinancing Subordinated Debt either (1) does not mature earlier, or amortize (whether by scheduled or mandatory prepayment or commitment reduction, or otherwise) more rapidly, than the Subordinated Debt so Refinanced or (2) does not mature, or require any amortization payments to be made, prior to the date that occurs 91 days after the Maturity Date and (ii) the repayment of the 1999 Subordinated Notes on or before August 1, 2004 in an amount up to the amount of the net cash proceeds received by the Borrower from the issuance of additional Subordinated Debt pursuant to Section 8.01(i). For the purposes of this definition, a “payment” shall include the transfer of any asset or the incurrence of any Indebtedness or other liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any Capital Stock of the Borrower or any Restricted Subsidiary other than Mandatorily Redeemable Stock that would constitute Indebtedness in accordance with the definition thereof.
     “Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such

Lender pursuant to Section 2.01(e), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Tranche A Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche A Term Loan to the Borrower pursuant to Section 2.01(c), in the principal amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(e), as applicable. The aggregate principal amount of the Tranche A Term Loan Commitments of all of the Lenders as in effect on the Amendment No. 4 Effective Date is One Hundred Million Dollars ($100,000,000).
     “Tranche B Term Loan Commitment” means, as to each Lender (a) its obligation to make its portion of the Tranche B Term Loan to the Borrower pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(e), as applicable and/or (b) its election pursuant to Section 2.01(b) to exchange all or any portion of its outstanding Tranche C Term Loans for a like principal amount of Tranche B Term Loans. The aggregate principal amount of the Tranche B Term Loan Commitments of all of the Lenders as in effect on the Amendment No. 4 Effective Date (after giving effect to Amendment No. 4) is One Hundred Forty-Seven Million Two Hundred Sixty-Two Thousand Five Hundred Dollars ($147,262,500).
     “Tranche C Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche C Term Loan to the Borrower pursuant to Section 2.01(d), in the principal amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(e), as applicable. The aggregate principal amount of the Tranche C Term Loan Commitments of all of the Lenders as in effect on the Amendment No. 4 Effective Date (after giving effect to Amendment No. 4) is Zero Dollars ($0).
     (B) The definition of “Master Intercompany Note” appearing in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.
     (C) The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement to read as follows:
     “Amendment No. 4” means the Fourth Amendment to Credit Agreement dated as of September 8, 2005 by and among the Borrower, the Guarantors, the Lenders parties thereto and the Administrative Agent.
     “Amendment No. 4 Effective Date” means September 8, 2005.
     “Converted Tranche C Term Loan” has the meaning specified in Section 2.01(b).
     “Denver Printer Debt” means Indebtedness of DNA incurred in connection with the Denver Printer Consolidation to the extent that (a) such Indebtedness is non-recourse to the Loan Parties and (b) the principal amount of such Indebtedness that is attributable to the Borrower pursuant to Section 1.03(d) does not exceed $75,000,000.

     “Qualified Capital Stock” means (i) Capital Stock of the Borrower that otherwise constitutes Mandatorily Redeemable Stock (other than any such Capital Stock that constitutes Mandatorily Redeemable Stock because it is convertible into Indebtedness of the issuer) to the extent that the redemption, purchase or other retirement thereof is, at the time that the Borrower may be required to effect such redemption, purchase or other retirement, permitted under Section 8.04 (without regard to the occurrence of a Default) and (ii) Capital Stock of a Restricted Subsidiary that otherwise constitutes Mandatorily Redeemable Stock (other than any such Capital Stock that constitutes Mandatorily Redeemable Stock because it is convertible into Indebtedness of the issuer) to the extent that the redemption, purchase or other retirement thereof is, at the time that the Borrower or a Restricted Subsidiary may be required to effect such redemption, purchase or other retirement, a Permitted Investment (without regard to the occurrence of a Default or the ability of the Borrower to certify that the representations and warranties in Article VI are true and correct in all material respects).
     “TNMP” means Texas–New Mexico Newspapers Partnership, a Delaware general partnership, at such time as it becomes a Restricted Subsidiary.
     (D) Section 1.03(c) of the Existing Credit Agreement is hereby amended and restated to read as follows:
     (c) Calculations with Respect to Certain Transactions. Notwithstanding the above but subject to subsection (d) below, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 8.19 (including without limitation for purposes of the definitions of “Applicable Rate” and “Pro Forma Basis” set forth in Section 1.01), (i) after consummation of any Voluntary Disposition, any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary (as referred to in the definition of “Restricted Subsidiary”) or any exercise of a Permitted Option in respect of the Salt Lake Printer Entity, (A) income statement items (whether positive or negative) and capital expenditures attributable to the assets disposed of (or the redesignated Subsidiary) shall be excluded and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, (ii) after consummation of any Permitted Investment described in clauses (iii), (iv), (vi), (x), (xi), (xii), (xiv) and (xv) of the definition thereof or any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as referred to in the definition of “Restricted Subsidiary”), (A) income statement items (whether positive or negative) and capital expenditures (other than capital expenditures that are non-recurring and not in the ordinary course of business) attributable to the Permitted Investment or the redesignated Subsidiary shall, to the extent not otherwise included in such income statement items for the Borrower and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such transaction, Indebtedness attributable hereunder to any Permitted Investment or the redesignated Subsidiary shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments reflecting costs savings may be included to the extent that (1) such adjustments would give effect to events that are (x) directly attributable to such transaction or (y) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries, (2) such adjustments have been approved by the Administrative Agent and (3) the aggregate amount of such pro forma adjustments do not exceed 10% of Consolidated Operating Cash Flow (as calculated on a Pro Forma Basis, without taking into account this clause (C), after giving effect to such transaction) at such time and

(iii) upon completion of the Denver Printer Consolidation and/or the Salt Lake Printer Build-Out, pro forma adjustments reflecting costs savings may be included to the extent that (A) such adjustments would give effect to events that are (1) directly attributable to either such consolidation or facility or (2) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries and (B) such adjustments have been approved by the Administrative Agent.
     (E) Section 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     (b) Tranche B Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (or pursuant to the immediately succeeding sentence, elects to convert all of such Lender’s Tranche C Term Loans into a like portion of a new term loan) (such loans and conversions, collectively, the “Tranche B Term Loan”) to the Borrower on the Amendment No. 4 Effective Date (or on the effective date of any increase in the aggregate Tranche B Term Loan Commitments pursuant to Section 2.01(e), as applicable) in an amount not to exceed such Lender’s Tranche B Term Loan Commitment. In connection with the making of the Tranche B Term Loan pursuant to the immediately preceding sentence, any Lender holding Tranche C Term Loans may elect to fund its Pro Rata Share of the Tranche B Term Loan equal to the outstanding principal amount of its Tranche C Term Loans by converting all of the outstanding principal amount of the Tranche C Term Loans of such Lender into a Tranche B Term Loan (each such Tranche C Term Loan that is to be converted, a “Converted Tranche C Term Loan”). Delivery of a counterpart signature to Amendment No. 4 by a Lender holding Tranche C Term Loans, with no other notice to the Administrative Agent to the contrary, shall be deemed to be an election by such Lender to fund its Pro Rata Share of the Tranche B Term Loan equal to the outstanding principal amount of its Tranche C Term Loans in the form of a Converted Tranche C Term Loan. On the Amendment No. 4 Effective Date, the Converted Tranche C Term Loans of all Lenders shall be converted for all purposes of this Agreement into Tranche B Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Tranche C Term Loans that have been converted into Tranche B Term Loans. Without limitation of Section 2.01(e), amounts repaid on the Tranche B Term Loan after the Amendment No. 4 Effective Date may not be reborrowed. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, unless otherwise agreed by the Administrative Agent and the Borrower, all Borrowings made on the Amendment No. 4

Effective Date shall be made as Base Rate Loans, and such Borrowings may not be converted into Eurodollar Rate Loans until the tenth Business Day following the Amendment No. 4 Effective Date. The Borrower irrevocably authorizes and directs the Administrative Agent to apply the proceeds of the Tranche B Term Loan to refinance and replace the Tranche C Term Loan.
     (c) Tranche A Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Tranche A Term Loan”) to the Borrower in Dollars on the Amendment No. 3 Effective Date (or on the effective date of any increase in the aggregate Tranche A Term Loan Commitments pursuant to Section 2.01(e), as applicable) in an amount not to exceed such Lender’s Tranche A Term Loan Commitment. Without limitation of Section 2.01(e), amounts repaid on the Tranche A Term Loan may not be reborrowed. The Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     (d) Tranche C Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Tranche C Term Loan”) to the Borrower in Dollars on on the effective date of any increase in the aggregate Tranche C Term Loan Commitments pursuant to Section 2.01(e) in an amount not to exceed such Lender’s Tranche C Term Loan Commitment. Without limitation of Section 2.01(e), amounts repaid on the Tranche C Term Loan after the Amendment No. 4 Effective Date may not be reborrowed. The Tranche C Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     (e) Increase in Commitments. The Borrower shall have the right, upon at least fifteen (15) Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments, the aggregate Tranche A Term Loan Commitments, the aggregate Tranche B Term Loan Commitments and/or the aggregate Tranche C Term Loan Commitments by up to $200,000,000 in the aggregate for all such increases, in one or more increases, at any time and from time to time, subject, however, in any such case, to satisfaction of the following conditions precedent:
     (i) no Default has occurred and is continuing on the date on which such increase is to become effective;
     (ii) the representations and warranties set forth in Article VI of this Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);
     (iii) such increase shall be an integral multiple of $1,000,000 and shall in no event be less than $10,000,000;
     (iv) such requested increase shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (it being understood and agreed that no existing Lender shall be required to provide an additional commitment), (B) documentation from each institution providing an additional commitment evidencing their commitment and their obligations under this Agreement in form and substance acceptable to the Administrative Agent and (C)

in the case of an increase in the Tranche C Term Loan Commitments at such time when there are no Tranche C Term Loans outstanding, an agreement among the Borrower and the Lenders and other institutions providing the additional Tranche C Term Loan Commitments, in form and substance acceptable to the Administrative Agent, as to the principal amortization payments and Applicable Rates applicable to the Tranche C Term Loans, which agreement shall be deemed to amend Section 2.07(e) and the definition of Applicable Rate;
     (v) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and opinions of counsel to the Borrower) it may reasonably request relating to the corporate or other necessary authority for such increase in the Aggregate Revolving Commitments, the aggregate Tranche A Term Loan Commitments, the aggregate Tranche B Term Loan Commitments and/or the aggregate Tranche C Term Loan Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and
     (vi) if the reallocation, if any, of outstanding Loans among the Lenders in connection with such increase results in the prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto, the Borrower shall have paid to each affected Lender such amounts, if any, as may be required pursuant to Section 3.05.
     (f) (i) Upon the effectiveness of any increase in the Aggregate Revolving Commitments, the aggregate Tranche A Term Loan Commitments, the aggregate Tranche B Term Loan Commitments and/or the aggregate Tranche C Term Loan Commitments, as applicable, pursuant to subsection (e) above, (A) the applicable Pro Rata Shares of the Lenders shall be automatically adjusted to give effect to such increase, provided that the amount of each Lender’s Commitments (other than a Lender whose Commitments shall have been increased in connection with such increase) shall remain unchanged and (B) the Borrower, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Loans of the affected category to conform the respective amounts thereof held by each Lender to the Pro Rata Shares as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a Eurodollar Rate Loan on a day other than the last day of the Interest Period applicable thereto and (ii) in the case of an increase in the aggregate Tranche A Term Loan Commitments, the aggregate Tranche B Term Loan Commitments or the aggregate Tranche C Term Loan Commitments, as applicable, beginning with the date of the next principal amortization payment, occurring after the date of such increase, the amount of each principal amortization payment on the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, shall be increased by the minimum amount that, when allocated ratably (based on outstandings) among all of the Lenders holding the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, immediately after giving effect to such increase in the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, would provide (assuming all other things to be equal) for each of the Lenders holding the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, immediately prior to giving effect to such increase in the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, to receive in connection with such principal amortization payment an amount at least equal to the amount that such Lender would have received had such increase in the aggregate Tranche A Term Loan Commitments, the aggregate Tranche B Term Loan Commitments or the aggregate

Tranche C Term Loan Commitments, as applicable (and the corresponding adjustment to such principal amortization payment pursuant to this Section 2.01(f)) not taken place; provided that in the case of an increase in the Tranche C Term Loan Commitments occurring at a time when no Tranche C Term Loans are outstanding, the principal amortization payments of the Tranche C Term Loans shall be as provided in the agreement delivered pursuant to Section 2.01(e)(iv)(C).
     (F) Section 2.06(b)(ii)(B) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (B) Concurrently with the prepayment in full of the Tranche C Term Loan on the Amendment No. 4 Effective Date, all Tranche C Term Loan Commitments automatically shall be terminated, subject to Section 2.01(e).
     (G) Sections 2.07(c), 2.07(d) and 2.07(e) of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:
     (c) Tranche B Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B Term Loan in installments on the last Business Day of each month and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 or as the result of an increase in the amount of the aggregate Tranche B Term Loan Commitments pursuant to Section 2.01(e)), unless accelerated sooner pursuant to Section 9.02:

Principal Amortization
Payment Dates	Payment
September, 2005	$368,160
December, 2005	$368,160
March, 2006	$368,160
June, 2006	$368,160
September, 2006	$368,160
December, 2006	$368,160
March, 2007	$368,160
June, 2007	$368,160
September, 2007	$368,160
December, 2007	$368,160
March, 2008	$368,160
June, 2008	$368,160
September, 2008	$368,160
December, 2008	$368,160
March, 2009	$368,160
June, 2009	$368,160
September, 2009	$368,160
December, 2009	$368,160
March, 2010	$35,159,000
June, 2010	$35,159,000
September, 2010	$35,159,000
Maturity Date	Remaining Balance

     (d) Tranche A Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche A Term Loan in installments on the last Business Day of each month and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 or as the result of an increase in the amount of the aggregate Tranche A Term Loan Commitments pursuant to Section 2.01(e)), unless accelerated sooner pursuant to Section 9.02:

Principal Amortization
Payment Dates	Payment
March, 2008	$5,000,000
June, 2008	$5,000,000
September, 2008	$5,000,000
December, 2008	$5,000,000
March, 2009	$7,500,000
June, 2009	$7,500,000
September, 2009	$7,500,000
December, 2009	$7,500,000
March, 2010	$12,500,000
June, 2010	$12,500,000
September, 2010	$12,500,000
Maturity Date	Remaining Balance

     (e) Tranche C Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche C Term Loan in installments on the last Business Day of each month and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 or as the result of an increase in the amount of the aggregate Tranche C Term Loan Commitments pursuant to Section 2.01(e)), unless accelerated sooner pursuant to Section 9.02:

Principal Amortization
Payment Dates	Payment
September, 2005	n/a
December, 2005	n/a
March, 2006	n/a
June, 2006	n/a
September, 2006	n/a
December, 2006	n/a
March, 2007	n/a
June, 2007	n/a
September, 2007	n/a
December, 2007	n/a
March, 2008	n/a
June, 2008	n/a
September, 2008	n/a
December, 2008	n/a
March, 2009	n/a
June, 2009	n/a
September, 2009	n/a
December, 2009	n/a
March, 2010	n/a
June, 2010	n/a
September, 2010	n/a
Maturity Date	n/a

     (H) Section 4.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract with the Borrower, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, (a) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law, (b) the liability of Los Angeles Daily News pursuant to this Article IV shall be limited to the maximum amount permitted under the Greenco Option Agreement as in effect on the Closing Date and (c) prior to the time, if any, that the California Partnership, TNMP, MNG/Power One Media Holding Company, Inc., the Salt Lake JOA or any of their respective Subsidiaries (including Persons which become Subsidiaries after the Closing Date pursuant to a Permitted Investment) becomes a Wholly Owned Subsidiary, such Person shall not be required to Guarantee all or any portion of the Obligations (or enter into a Pledge Agreement).
     Upon the contribution of assets by K-T to the New Salt Lake JOA (or a Subsidiary thereof) in accordance with the terms of Section 8.06(b) or the contribution of all or substantially all of the Capital Stock or assets of Los Angeles Daily News or Long Beach Publishing Company to the California Partnership (or a Subsidiary thereof) in accordance with the terms of Section 8.06(c), the Administrative Agent shall deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s security interest, if any, in such assets or Capital Stock (including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any) and the release of K-T, Los Angeles Daily News or Long Beach Publishing Company, as applicable, from all of its obligations under this Article IV and the Pledge Agreement.
     (I) Section 7.05 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.
     (J) Section 7.08 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     Except to the extent set forth in Schedule 7.08, cause all of the issued and outstanding Capital Stock owned by each Loan Party in (i) each Restricted Subsidiary and (ii) to the extent required to be pledged pursuant to Section 8.21, each JOA, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that the Capital Stock in K-T (and any of its Subsidiaries), the Capital Stock of the California Partnership and the Capital Stock in JOAs in existence as of the Closing Date (other than the Charleston JOA and the York JOA) shall not be required to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent as provided above (i) until the date forty-five (45) days after the Closing Date (or such later date as the Administrative Agent shall determine in its reasonable discretion) or (ii) to the extent that the applicable Loan Parties are unable, following the exercise of commercially reasonable efforts, to obtain all necessary consents of their JOA partners (and, in the case of the Denver JOA, Media General) in respect of the granting by such Loan Parties of Liens in respect of such Capital Stock.

     (K) Section 8.06(d) of the Existing Credit Agreement is hereby amended and restated to read as follows:
     (d) any other Voluntary Disposition (including pursuant to exercises of Permitted Options not covered by Section 8.06(e)), so long as no Default shall have occurred and be continuing immediately prior or after giving effect to such Voluntary Disposition and
     (i) such Voluntary Disposition is a sale to any Person for a purchase price (at least 75% of which shall be in cash or Cash Equivalents; provided, that the amount of any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets shall be excluded from such calculation) in an amount not less than the fair market value of the assets sold net of the liabilities assumed, as determined in the good faith judgment of the board of directors of the Borrower or the applicable Restricted Subsidiary, and (A) the Cash Flow Percentage attributable to such assets, together with the Cash Flow Percentage of all other assets sold by the Borrower and its Restricted Subsidiaries pursuant to this clause (i) within the prior four fiscal quarters of the Borrower, does not exceed 15% and (B) the Cash Flow Percentage attributable to such assets, together with the Cash Flow Percentage (determined, with respect to prior sales at the time of each such sale) of all assets sold by the Borrower and its Restricted Subsidiaries pursuant to this clause (i) since the Closing Date does not exceed 30%, and (C) prior to consummating any such Voluntary Disposition wherein the sale price or the fair market value of the assets of the applicable Restricted Subsidiary is greater than $10,000,000, the Borrower shall have furnished to the Administrative Agent (1) a certificate of a Responsible Officer of the Borrower stating that (x) each representation in Article VI is true and correct in all material respects both immediately before and after giving effect to such Voluntary Disposition (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it was true and correct in all material respects as of such earlier date), and (y) no Default shall have occurred and be continuing both immediately before and after giving effect to such Voluntary Disposition, and (2) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Voluntary Disposition on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information, or
     (ii) such Voluntary Disposition is an exchange, with any Person, of assets exchanged by the Borrower or applicable Restricted Subsidiary comprising one or more newspapers or assets or properties utilized in a Permitted Business, or Capital Stock of a Person owning any of the foregoing, for one or more newspapers or assets or properties utilized in a Permitted Business, or Capital Stock of a Person owning any of the foregoing, and of equal or greater value, as determined in the good faith judgment of the board of directors of the Borrower or the applicable Restricted Subsidiary (provided that, up to 25% of the consideration received by the Borrower or such Restricted Subsidiary in connection with such exchange may consist of cash or Cash Equivalents, obligations or securities), and prior to consummating any such exchange wherein the fair market value of the assets received in exchange is greater than $10,000,000, the Borrower shall have furnished to the Administrative Agent (1) a certificate of a Responsible Officer of the Borrower stating that (x) each representation and warranty in Article VI is true and correct in all material respects both immediately before and after giving effect to such Voluntary Disposition (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it was true and correct in all material respects as of such earlier date), (y) no Default shall have occurred and be continuing both immediately before and after giving effect to such Voluntary Disposition and (z) the value of the assets received by the Borrower or applicable Restricted Subsidiary in such exchange is not less than the fair market value of the assets disposed by the Borrower or such Restricted Subsidiary in such exchange, and (2) a Pro Forma Compliance Certificate demonstrating that the Borrower would be in compliance with Section 8.19 after giving effect to such Voluntary Disposition on a Pro Forma Basis as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information; and
     (L) Section 8.08 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     File a consolidated, combined, unitary or similar group tax return with any other Person other than, in the case of the Borrower, a Consolidated Tax Subsidiary and, in the case of any such Subsidiary, the Borrower or a Consolidated Tax Subsidiary.
     (M) Section 8.10 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     Effect any transaction (or series of related transactions) (each a “Transaction”) with any Affiliate of the Borrower, including, without limitation, any sale, purchase, lease or loan or any other direct or indirect payment, transfer or other disposition of assets, property or services, unless such Transaction is on terms no less favorable to the Borrower or the applicable Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with an independent third party except for (A) any Transaction (i) between Loan Parties (other than a transaction involving a Limited Guarantor) or (ii) between Restricted Subsidiaries of the Borrower that are not Loan Parties, (B) Permitted Investments, (C) Restricted Payments not prohibited by Section 8.04, (D) payments to MediaNews Services, Inc. for payroll and benefits and for up to $3,500,000 per year in reimbursement of other actual cash expenses paid by MediaNews Services, Inc. relating to the operation of the Borrower and its Restricted Subsidiaries (or incurred on behalf of the Borrower and its Restricted Subsidiaries), (E) employment agreements, employee benefits, insurance (including directors and officers insurance) and compensation, including, without limitation, bonuses, retirement plans, equity plans, directors fees and stock options, paid to or established for directors and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business and approved by the board of directors (or any committee thereof) of the Borrower, (F) any Transaction to the extent that the consideration paid by the Borrower or any Restricted Subsidiary in such Transaction is shares of the Borrower’s Capital Stock and (G) Transactions pursuant to any contract or agreement in effect on the Closing Date and identified on Schedule 8.10, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable in any material respect to the Borrower and its Restricted Subsidiaries or to the Lenders than the contract or agreement as in effect on the Closing Date.
     (N) Section 8.16 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     8.16 [Intentionally Omitted].
     (O) Section 8.18 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     8.18 [Intentionally Omitted].
     (P) Section 8.22(a) of the Existing Credit Agreement is hereby amended and restated to read as follows:
     (a) In respect of Limited Guarantors, Restricted Subsidiaries that are not Guarantors and JOAs, (i) permit (A) the aggregate outstanding amount of all Indebtedness of such Persons required to be consolidated with the Borrower and its Restricted Subsidiaries in accordance with Section 1.03(d) (excluding the Denver Printer Debt, Indebtedness in respect of the Denver Synthetic Lease or the Salt Lake Printer Lease and any Intercompany Debt) to exceed $75,000,000 or (B) the aggregate outstanding amount of all Indebtedness attributable to any one of such Person and which is required to be consolidated with the Borrower and its Restricted Subsidiaries in accordance with Section 1.03(d) (excluding the Denver Printer Debt, Indebtedness in respect of the Denver Synthetic Lease, the Salt Lake Printer Lease and any Intercompany Debt) to exceed $50,000,000, or (ii) permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any such Person to (A) pay dividends or make any other distributions on shares of its Capital Stock or (B) pay any obligation owed to the Borrower or any Restricted Subsidiary or (C) create any Lien in favor of the Administrative Agent upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that this clause (ii) shall not apply to (1) any covenant or restriction contained in any Contract evidencing or providing for the creation of or concerning Indebtedness of any such Person permitted to be outstanding hereunder and limiting the ability of such Person (x) to pay dividends or make any other distributions on shares of its Capital Stock during the existence of any default or event of default with respect to such Indebtedness, (y) to pay any obligation owed to the Borrower or any Restricted Subsidiary during the existence of any default or event of default with respect to such Indebtedness or (z) to create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom or (2) to restrictions of the kinds described in the definitions of “Permitted Liens” or “Permitted Restrictive Covenants” set forth in Section 1.01 or described in Schedule 8.22.
     (Q) Schedule 2.01 of the Existing Credit Agreement is hereby amended and replaced with Schedule 2.01 attached hereto.
     (R) Schedule 2.01A of the Existing Credit Agreement is hereby amended and replaced with Schedule 2.01A attached hereto.

     2. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent.
     (A) Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Required Lenders, each Revolving Lender, each Lender holding outstanding Tranche A Term Loans and each Lender having a Tranche B Term Loan Commitment (as shown on Schedule 2.01 as amended hereby).
     (B) Authority Documents and Opinions. The Administrative Agent shall have received (i) copies of resolutions of the board of directors (or comparable governing authority) of each of the Loan Parties approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Loan Party to be true and correct and in force and effect as of the date hereof and (ii) a written opinion of legal counsel for the Loan Parties, dated as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent.
     (C) Repayment of Tranche C Term Loans. Simultaneously with the effectiveness of this Amendment, the Borrower shall repay the outstanding Tranche C Term Loans plus accrued and unpaid interest thereon.
     (D) Amendment Fees. The Borrower shall have paid to the Administrative Agent, for the account of each Lender executing this Amendment, a fee equal to 0.05% of such Lender’s Commitments (calculated after giving effect to this Amendment).
     (E) Payment of Other Fees and Expenses. The Borrower shall have paid all other fees required to be paid to BAS in connection with this Amendment and all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the date hereof.
     3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article VI of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and (b) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.
     4. Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations. Without limiting the generality of the foregoing sentence, each of the Guarantors hereby (a) jointly and severally reaffirms and ratifies its guaranty of the Obligations pursuant to Article IV of the Credit Agreement, and (b) jointly and severally reaffirms and ratifies all agreements set forth in such Collateral Documents securing such guaranty, all of which shall in all respects remain in full force and effect and shall continue to guarantee and secure any and all of the Obligations, whether now existing or hereafter arising, on the same terms and conditions as are now set forth in such Collateral Documents.
     5. References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Section 2 above, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.
     6. Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     9. Lender Acknowledgement. Each Person who executes this Amendment as a “Lender” but was not a Lender prior to the date hereof, by execution of this Amendment and upon the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, (i) shall become a Lender as of the date hereof, (ii) acknowledges and confirms its respective Commitment(s) as set forth on Schedule 2.01 and/or Schedule 2.01A to the Credit Agreement, each as amended hereby, and (iii) agrees and that it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have all of the rights and obligations of a Lender thereunder. Each Person that executes this Amendment as a Lender that was a Lender prior to the date hereof, by execution of this Amendment and upon the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, hereby (i) acknowledges and confirms its respective Commitment(s) as set forth on Schedule 2.01 and/or Schedule 2.01A to the Credit Agreement, each as amended hereby, and (ii) acknowledges and agrees that such Commitment(s) replace its existing Commitment(s) under the Existing Credit Agreement. In addition, each Lender further agrees to assign and assume outstanding Commitments and Loans as is necessary to give effect to such amended Schedules (such transactions shall be deemed to be done in accordance with and pursuant to Section 11.07(b) of the Credit Agreement).

     IN WITNESS WHEREOF the Borrower, the Guarantors and the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	MEDIANEWS GROUP, INC.,
a Delaware corporation

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

GUARANTORS:	ALASKA BROADCASTING COMPANY, INC.,
an Alaska corporation
CHARLESTON PUBLISHING COMPANY,
a Delaware corporation
CONNECTICUT NEWSPAPERS PUBLISHING COMPANY,
a Delaware corporation
THE DENVER POST CORPORATION,
a Delaware corporation
THE DETROIT NEWS, INC.,
a Michigan corporation
EASTERN COLORADO PRODUCTION FACILITIES, INC.,
a Delaware corporation
EASTERN COLORADO PUBLISHING COMPANY,
a Delaware corporation
FITCHBURG INTERNET MEDIA PUBLISHING COMPANY, INC.,
a Delaware corporation
GRAHAM NEWSPAPERS, INC.,
a Delaware corporation
KEARNS-TRIBUNE, LLC,
a Delaware limited liability company
LONG BEACH PUBLISHING COMPANY,
a Delaware corporation
LOS ANGELES DAILY NEWS PUBLISHING COMPANY,
a Delaware corporation
LOWELL INTERNET MEDIA PUBLISHING COMPANY, INC.,
a Delaware corporation
LOWELL PUBLISHING COMPANY,
a Delaware corporation

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

1

MEDIANEWS GROUP INTERACTIVE, INC.,
a Delaware corporation
MEDIANEWS SERVICES, INC.,
a Delaware corporation
NEW ENGLAND INTERNET MEDIA PUBLISHING, INC.,
a Delaware corporation
NEW ENGLAND NEWSPAPERS, INC.,
a Delaware corporation
NEW MEXICO-TEXAS MEDIANEWS GROUP
INTERACTIVE, INC.,
a Delaware corporation
NEW MEXICO-TEXAS MEDIANEWS LLC,
a Delaware limited liability company
NIMITZ PAPER COMPANY,
a Delaware corporation
NORTHWEST NEW MEXICO PUBLISHING COMPANY,
a Delaware corporation
PENNSYLVANIA NEWSPAPERS PUBLISHING, INC.,
a Delaware corporation
RATE WATCH, INC.,
a Delaware corporation
UTAH MEDIA, INC.,
a Delaware corporation
WEST COAST MEDIANEWS LLC,
a Delaware limited liability company
YORK NEWSPAPERS HOLDINGS, L.P.,
a Delaware limited partnership,

By:	Pennsylvania Newspapers Publishing, Inc.
Managing General Partner

YORK NEWSPAPERS HOLDINGS, LLC,
a Delaware limited liability company
YORK DISPATCH LLC,
a Delaware limited liability company
YORK DAILY RECORD-YORK SUNDAY NEWS LLC,
a Delaware limited liability company

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

2

THE YORK NEWSPAPER COMPANY,
a Pennsylvania general partnership,

By:	York Newspapers Holdings, L.P.
Managing General Partner

	By:	Pennsylvania Newspapers Publishing, Inc.,
Managing General Partner

By:

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

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ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.

By:

Name:
Title:

4

LENDERS:

[Please insert name of Lender]

By:

Name:
Title:

5